EXHIBIT 23.1



               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports dated October 29, 1996, on our audit of the combined financial statements of Frederick A. Hauber, M.D., P.A. and Health Dynamics Specialties, Inc.; dated October 28, 1996, on our audit of the financial statements of Opthalmological Associates, Ltd.; dated October 28, 1996, on our audit of the financial statements of Stuart J. Kaufman, M.D., P.A. included in this Form 8-K into the Company's previously filed Form S-8 Registration Statement File No. 33-93712, Form S-8 Registration statement File No. 33-93746, Form S-8 Registration Statement File No. 333-03460, Form S-8 Registration Statement File No. 333-03478, Form S-4 Registration Statement File No. 333-00230, Form S-4 Registration Statement File No. 333-4406, Form S-4 Registration Statement File No. 333-09905, Form S-3 Registration Statement File No. 333-10531, Form S-3 Registration Statement File No. 333-11607, and Form S-8 Registration Statement File No. 333-15547.





                                        ARTHUR ANDERSEN LLP



Dallas, Texas,
  November 13, 1996